Exhibit 10.3
AMENDMENT
TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT
This Amendment is made and entered into this 17th day of December, 2009 by and between NORTEK, INC. (“Employer”) and Richard L. Bready (“Employee”):
RECITALS
1.	Employee, Employer and the Nortek Holdings, Inc. (“Holdings”) entered into that certain Amended and Restated Employment Agreement dated August 27, 2004 (the “Agreement”).

2.	Employee and Employer desire to further amend the Agreement as provided herein and Employee, Employer and Holdings agree that Holdings shall cease to be a party to the Agreement and shall no longer be considered an “Employer” thereunder.
NOW THEREFORE, in consideration of the foregoing recitals, and of the promises, covenants, terms and conditions contained herein, the parties hereto agree as follows:
A.	Section 5(a) of the Agreement is amended by deleting such Section in its entirety and replacing it with the following:

“5. Severance Pay
     (a)(i) If the Employment Period shall terminate for any reason, other than by reason of termination by Employer for Cause under Section 3(d) of this Agreement, Employer shall thereafter be obligated to provide and Employee, or in the event of his death, his estate, shall be entitled to receive, for a period of 18 months beginning as of the date following such termination (the “Benefit Period”) an amount for each month, payable in the manner set forth in Section 2 hereof, equal to one-twelfth of the Basic Salary.
     (a)(ii) Upon a termination of employment or the Employment Period for any reason set forth in subsection (a)(i), above other than by reason of Employee’s death, during the Benefit Period, Employee shall also receive:
(A) continued coverage, at the expense of Employer, under the same or equivalent disability, accident and life insurance policies as Employee was covered by immediately prior to the termination of the Employment Period;

(B) an executive office for Employee located outside of Employer’s headquarters but within Providence, Rhode Island and secretarial and other administrative services, all reasonably suitable to Employee’s then current needs and consistent with his former offices and duties during the Employment Period; and
(C) continuation of the perquisites specified in Section 2(f) hereof.”
B.	Section 6 of the Agreement is hereby amended by deleting such Section in its entirety.

C.	Section 7 of the Agreement is hereby amended by deleting such Section in its entirety.

D.	A new Section 18 is added to the Agreement, which Section shall read as follows:

“18. Section 409A

Notwithstanding any other provision of this Agreement or any other plan, agreement, or arrangement to the contrary, the terms of the Policy adopted by Nortek, Inc. and Subsidiaries, dated December 28, 2008, governing the timing of payments by reason of ‘separation from service’ to ‘specified employees’, shall govern any applicable amounts payable under this Agreement. Further notwithstanding any other provision of this Agreement or any other plan, agreement, or arrangement to the contrary, the terms of the Nortek, Inc. and Subsidiaries 409A Reimbursement Policy, dated December 28, 2008, governing the timing of certain reimbursement payments, shall govern any applicable amounts payable under this Agreement.”

E.	Each of Holdings, Employer and Employee acknowledge and agree that, as of the date hereof, Holdings shall cease to be a party to the Agreement and shall no longer be considered an “Employer” thereunder.

F.	This Amendment shall be governed by the laws of the State of Rhode Island and Providence Plantations.

G.	All sections and cross-references in the Agreement are hereby renumbered appropriately.

H.	Except as expressly amended by this Amendment, the Agreement shall remain in effect and continue in accordance with its terms. For the avoidance of doubt, except as provided in Section G of this Amendment, nothing in this Amendment shall be interpreted to modify, alter or amend the provisions of Section 2(d) of the Agreement, and Employer shall not take any position inconsistent with the foregoing.

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of December 17, 2009.

NORTEK, INC.
By:	/s/ Kevin W. Donnelly
	Name:	Kevin W. Donnelly
	Title:	Vice President, General Counsel and Secretary

/s/ Richard L. Bready
Richard L. Bready

Acknowledged and Agreed:
NORTEK HOLDINGS, INC.

By:	/s/ Kevin W. Donnelly
	Name:	Kevin W. Donnelly
	Title:	Vice President, General Counsel and Secretary